UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	OMEX	NASDAQ Capital Market
par value $0.0001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, on June 14, 2019, Odyssey Marine Exploration, Inc. (“Odyssey”), Exploraciones Oceánicas S. de R.L. de C.V., a Mexican company (“ExO” and, together with Odyssey, the “Claimholder”), and Poplar Falls LLC (the “Funder”) entered into an International Claims Enforcement Agreement (the “Original Agreement”), pursuant to which the Funder agreed to provide financial assistance to the Claimholder to facilitate the prosecution and recovery of the claim by the Claimholder against the United Mexican States under Chapter Eleven of the North American Free Trade Agreement (“NAFTA”) for violations of the Claimholder’s rights under NAFTA related to the development of an undersea phosphate deposit off the coast of Baja Sur, Mexico (the “Project”), Odyssey Marine Exploration, Inc. on its own behalf and on behalf of Exploraciones Oceánicas S. de R.L. de C.V. and United Mexican States (the “Subject Claim”). Pursuant to the Original Agreement, the Funder agreed to pay for the purpose of funding specified fees and expenses regarding the Subject Claim (the “Claims Payments”) incrementally and at the Funder’s sole discretion.

On January 31, 2020, the Claimholder and the Funder entered into an Amended and Restated International Claims Enforcement Agreement (the “Restated Agreement”) relating to the Subject Claim. Under the terms of the Restated Agreement, the Funder has made and agreed to make Claims Payments in an aggregate amount not to exceed $10,000,000 (the “Maximum Investment Amount”). The Maximum Investment Amount will be made available to the Claimholder as set forth below:

(a) a first phase, in which the Funder shall make Claims Payments in an aggregate amount no greater than $1,500,000 for the payment of antecedent and ongoing costs (“Phase I Investment Amount”);

(b) a second phase, in which the Funder shall make Claims Payments in an aggregate amount no greater than $6,300,000 for the purposes of pursuing the Subject Claim to a final award (“Phase II Investment Amount”); and

(c) separate and apart from Phase I Investment Amount and Phase II Investment Amount, the Claimholder has the option to request up to US $2,200,000 (“Arbitration Support Funds”) for the purpose of paying the Claimholder’s litigation support costs in connection with the Subject Claim.

The Phase I Investment Amount remains unchanged under the Restated Agreement, the Phase II Investment Amount represents an increase of $1,300,000 from the comparable amount under the Original Agreement, and the Arbitration Support Funds are a new feature not included in the Original Agreement. As of the date of this report, the Phase I Investment Amount has been fully funded, approximately $1,925,000 of the Phase II Investment Amount has been funded, and $500,000 of the Arbitration Support Funds has been funded. As of the effective date of the Restated Agreement, the Funder has retained closing fees in an aggregate amount equal to $360,000 from the Phase I Investment Amount, the Phase II Investment Amount, and the Arbitration Support Funds to pay third parties in connection with due diligence and other administrative and transaction costs incurred by the Funder prior to and in furtherance of execution of the Restated Agreement. The retained closing fees are included in the amounts stated as funded above.

The Restated Agreement provides that if the Claimholder ceases the Subject Claim for any reason other than (a) a full and final arbitral award against the Claimholder or (b) a full and final monetary settlement of the claims, all Claims Payments shall immediately convert to a senior secured liability of the Claimholder. This sum shall incur an annualized IRR of 50.0% retroactive to the date each Funding Request was paid by the Funder under Phase I or to the date the Claimholder ceased the Subject Claim (the “Trigger Date”) for Phase II and/or the Arbitration Support Funds (collectively, the “Conversion Amount”). Such Conversion Amount and any and all accrued IRR shall be payable in-full by the

Claimholder within 24 months of the date of such conversion, after which time any outstanding Conversion Amounts, shall accrue an annualized IRR of 100.0%, retroactive to the Trigger Date (the “Subsequent IRR”). The Claimholder will execute such documents and take other actions as necessary to grant the Funder a senior security interest on and over all sums due and owing by the Claimholder in order to secure its obligations to pay the Conversion Amount to the Funder.

The Restated Agreement further provides that that, upon receipt of proceeds resulting from the Subject Claim (“Proceeds”), on each distribution date, distributions of the Proceeds shall be made to the Claimholder and the Funder as follows:

(a) first, 100.0% to the Funder until the cumulative amount distributed to the Funder equals the total Claims Payments paid by the Funder under Phase I, Phase II and as Arbitration Support Funds;

(b) second, 100.0% to the Funder until the cumulative amount distributed to the Funder equals an additional 300.0% of Phase I Investment Amount; plus an additional 300% of Phase II Investment Amount funded by the Funder; plus an additional 300% of Arbitration Support Funds funded by the Funder;

(c) third, (i) for each $10,000 in specified fees and expenses paid by the Funder under Phase I and Phase II, (ii) any amounts over each $10,000 in specified fees and expenses paid by the Funder under Phase I and Phase II, and (iii) any amounts over each $10,000 of the Arbitration Support Funds, 0.01% of the total Proceeds from any recoveries after repayment of (a) and (b) above, to the Funder; and

(d) thereafter, 100% to the Claimholder.

Except as described above, the terms of the Restated Agreement are otherwise identical in all material respects to the terms of the Original Agreement.

In connection with the execution and delivery of the Restated Agreement, Odyssey issued to the Funder a warrant to purchase common stock of Odyssey (the “Warrant”). The Warrant is exercisable for a period of five years beginning on the earlier of (a) the date on which the Claimholder ceases the Subject Claim for any reason other than a full and final arbitral award against the Claimholder or a full and final monetary settlement of the claims or (b) the date on which Proceeds are received and deposited into escrow. The exercise price per share is $3.99, and the Funder can exercise the Warrant to purchase the number of share of Odyssey common stock equal to the dollar amount of Arbitration Support Funds provided to Odyssey pursuant to the Restated Agreement divided by the exercise price per share (subject to customary adjustments and limitations).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: February 6, 2020	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer